                                                                 Exhibit 10.10

                               FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 18th day of February, 1998 by and between TWO TOWN CENTER ASSOCIATES, a joint venture of Anton Street Associates, a California partnership, and The Prudential Insurance Company of America, a New Jersey corporation ("Landlord"), and IMGIS CORPORATION, a California corporation ("Tenant"), with respect to the following:

                                       RECITALS

     A. Landlord and Tenant have entered into a certain written lease dated December 20, 1996 (the "Lease"). The Lease covers certain premises commonly known as Suite 400 (the "Premises"), 611 Anton Boulevard (the "Building"), Costa Mesa, California.

     B. Pursuant to the terms hereof, Landlord and Tenant desire to expand the Premises to include Suite 475 (the "Additional Premises"), which Additional Premises consists of 2,638 square feet of Rentable Area. The Additional Premises shall be approximately as depicted on Exhibit "A" attached to this Amendment. The parties also desire to extend the term of the Lease for the Premises and the Additional Premises as provided below.

     D. Landlord and Tenant desire to enter into this Amendment to set forth the terms upon which the Additional Premises shall be added to the Premises. In addition, Landlord and Tenant desire to set forth certain changes in the terms of the Lease upon which Tenant shall hold and occupy the Premises and the Additional Premises.

                                      AGREEMENT

     IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, Landlord and Tenant agree as follows:

     1.   EXPANSION OF PREMISES/TERM.

          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises, subject to all of the terms and conditions of this Amendment and of the Lease. The term of the Lease with respect to the Additional Premises shall commence on March 1, 1998 (the "Effective Date") and shall thereafter be coterminous with the Lease term, as the term is modified in subparagraph (b) hereof.

          (b) The term of the Lease as to the Premises and Additional Premises shall expire on February 28, 2004. There shall be no option to further extend the term of the Lease.

     2.   RENT.  Rent shall be as follows:

          (a) From the Effective Date until and through February 28, 1999, Basic Annual Rent for the Additional Premises shall be at the rate of $23.00 per square foot of Rentable Area (approximately $1.92 per square foot per month). Therefore, Basic Annual Rent for the Additional Premises during such period shall be $60,674.00 ($5,056.17 per month).

          (b) Commencing on March 1, 1999 and continuing until the expiration of the Lease term, Basic Annual Rent per Rentable Square Foot of the Premises and Additional Premises shall be as follows:

               Years 1-2:   $25.00 ($321,425.00 per year) ($26,785.42 per month)
               Year 3:      $26.00 ($334,282.00 per year) ($27,856.83 per month)
               Year 4:      $27.00 ($347,139.00 per year) ($28,928.25 per month)
               Year 5:      $28.00 ($359,996.00 per year) ($29,999.67 per month)

          (c) Concurrently with execution of this Amendment, Tenant shall pay to Landlord the following: (i) $25,758.79 as a security deposit which shall be subject to the provisions of Paragraph 4 of the Lease; and (ii) $7,032.47 as the first month's installment of Basic Annual Rent and Additional Rent for the Additional Premises.

          (d) In addition, Tenant shall continue to pay all Additional Rent provided for in the Lease. To and until the Effective Date, Additional Rent shall be based upon the Rentable Area of Premises, or 10,219 square feet and utilizing the Building Expense Percentage of 3.7949% and Project Expense Percentage of 1.5658%. From the Effective Date until the expiration of the term, Additional Rent shall be based upon the Rentable Area of the Premises and Additional Premises, or 12,857 square feet and utilizing the Building Expense Percentage of 4.7746% and the Project Expense Percentage of 1.9700%.

          3. IMPROVEMENTS TO ADDITIONAL PREMISES. Prior to delivery of the Additional Space to Tenant, Landlord shall perform certain work of remodeling, renovation or repair in the Premises and Additional Premises. Such work ("Landlord's Work") shall be performed and paid for in accordance with the following:

          (a)  Landlord shall perform the following work at no cost to Tenant:

               (i) Creation of an opening between the Premises and Additional Premises as depicted on the Space Plan attached hereto as Exhibit "B," as well as necessary adjustments to electrical, heating, ventilating and air conditioning installations in the Premises and Additional Space required by the above work.

               (ii) Paint the wall in which the opening is created between the Premises and Additional Premises.

          (b) Landlord shall cause Landlord's contractor to commence Landlord's Work and to diligently prosecute the same to completion. Landlord shall cause Landlord's Work to be completed as promptly as practicable; however, nothing herein shall require Landlord to utilize any overtime or special rate labor unless Tenant pays the cost thereof.

          (c) On the Effective Date, Landlord shall deliver the Additional Premises to Tenant with the Landlord's Work substantially complete. The Additional Premises shall be "broom clean" and with a heating, ventilating and air conditioning system in working order as of the Effective Date. If Landlord is unable to deliver possession of the Additional Premises on the Effective Date, this Amendment shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, except to the extent caused by Landlord's gross negligence or willful misconduct. Tenant's sole remedy shall be that Basic Annual Rent and Additional Rent for the Additional Premises shall not commence until delivery of the Additional Premises.

          (d) Tenant may undertake such additional improvements as Tenant may desire at Tenant's sole expense subject to the terms and limitations of the Lease.

     4. TERMS AND CONDITIONS FOR THE ADDITIONAL PREMISES. From and after the Effective Date, Tenant shall hold and occupy the Additional Premises upon all of the terms and conditions of the Lease as amended by this Amendment and, in the event of any inconsistency between the Lease and this Amendment, the provisions of this Amendment shall control.

     5. PARKING. Any new parking contracts for spaces in the Project Parking Structure purchased by Tenant after the date of this Amendment and any contracts purchased on or after March 1, 1999 shall be at the monthly rental rate established from time to time by the Project Parking Structure operator. As of the date of this Amendment, such monthly rental rates are $125.00 for reserved parking contracts and $60.00 for unreserved parking contracts.

     6. FINANCIAL STATEMENTS. Prior to or concurrently with delivery of executed copies of this Amendment to Landlord, Tenant shall deliver to Landlord copies of current audited financial statements of Tenant and such other financial information concerning Tenant as may be requested by Landlord.

     7. CONFIDENTIALITY. The parties hereto agree that the terms of this Amendment are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Each of the parties hereto agrees that it and its respective partners, officers, directors, employees and attorneys shall not disclose the terms and conditions of this Amendment to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord's interest in the Building, or any portion thereof, and either party may disclose the terms hereof to its independent accountants who review its financial statements or prepare its tax returns, to its counsel, bankers, investment bankers, governmental agencies or other persons to whom disclosure is required as a matter of law or a requirement of diligent inquiry imposed by law and in any action which is brought to prevent the breach or continued breach of the Lease or to seek damages or any other available remedy for any breach or alleged breach.

     8. BROKERS. Each of Landlord and Tenant represents and warrants to the other that it has employed no broker, finder or real estate agent in connection with this Amendment and the transactions provided for herein, and that there is no broker, finder or real estate agent who is entitled to a fee or commission from or through such indemnifying party in connection with this Amendment or the transactions provided for herein. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims for a fee or commission by any broker, finder or agent claiming through such indemnifying party with respect to this Amendment or the transactions provided for herein. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provision. The foregoing indemnification provision shall be deemed to include a covenant by each indemnifying party to defend the indemnified party against claims covered by such indemnification with legal counsel reasonably satisfactory to the indemnified party.

     9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. DEFINED TERMS. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Lease.


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

     11. LEASE IN EFFECT. Landlord and Tenant acknowledge and agree that the Lease, as amended by this Amendment, is in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment to Lease as of the day of actual receipt by Landlord.

TWO TOWN CENTER ASSOCIATES,             IMGIS CORPORATION,
a joint venture                         a California corporation

By:  ANTON STREET ASSOCIATES            By: /s/ [ILLEGIBLE]
                                           -------------------------------
     By:  South Coast Plaza             Title: Chairman & Chief Executive
                                               Officer
                                               ---------------------------

     By: /s/ Jeanette E. Segerstrom     By: /s/ John A. Tanner
         ----------------------------      -------------------------------
     Title: Managing Partner            Title: Chief Financial Officer
            -------------------------          ---------------------------

     By: /s/ [ILLEGIBLE]
         ----------------------------
     Title: Managing Partner
            -------------------------
                                                     "TENANT"
     By: THE PRUDENTIAL INSURANCE
         COMPANY OF AMERICA

     By: /s/ [ILLEGIBLE]
         ----------------------------
     Title: V.P.
            -------------------------


     "LANDLORD"

     Approved as to Form
     Pillsbury Madison & Sutro LLP

     By: /s/ [ILLEGIBLE]
         ----------------------------


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                                     EXHIBIT "A"

                          Floor Plan of Additional Premises


     [Rectangular Floor Plan with elevator banks, stairs and lavoratories in the center and a shaded space in the lower right hand corner described as "STE 475."]


                          475 Vacant

                                                  Floor 4
                                                  Comerica Bank Tower
                                                  611 Anton Blvd.
                                                  Costa Mesa, CA
                                                  Stevenson
                                                  Systems Inc.

                                                  BKWST

     COMPOSITE DRAWING

                                      EXHIBIT B

[Rectangular Floor Plan with a shaded area in the lower right hand corner marked "STE 475." Handwritten note pointing to a hall states "Existing corridor extension (no change)" and another states "Open access corridor (Landlord's responsibility)."]